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                                                                     Exhibit 1.1

                                2,000,000 Shares

                        WILSONS THE LEATHER EXPERTS INC.

                          Common Stock, $.01 par value

                         FORM OF UNDERWRITING AGREEMENT


                                                          ______________ _, 1998

LADENBURG THALMANN & CO. INC.
MCDONALD & COMPANY SECURITIES, INC.
JOHN G. KINNARD AND COMPANY, INCORPORATED
As Representatives of the several Underwriters
 named in Schedule A hereto
c/o Ladenburg Thalmann & Co. Inc.
590 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

     1. Introductory. Wilsons The Leather Experts Inc., a Minnesota corporation (the "Company"), proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the "Underwriters," or, each, an "Underwriter"), an aggregate of 2,000,000 shares of common stock, $.01 par value (the "Common Stock"), of the Company. The aggregate of 2,000,000 shares so proposed to be sold is hereinafter referred to as the "Firm Stock." In addition, solely for the purpose of covering over-allotments, the Company proposes to grant the Underwriters, upon the terms and conditions set forth in
Section 4 hereof, up to an additional 300,000 shares of Common Stock (the "Option Stock") of which the Company has granted to certain stockholders of the Company named in Schedule C hereto (the "Selling Shareholders") the option to sell to the Underwriters up to 300,000 shares of Common Stock from them. The Firm Stock and the Option Stock are hereinafter collectively referred to as the "Stock." Ladenburg Thalmann & Co. Inc. ("Ladenburg"), McDonald & Company Securities, Inc. and John G. Kinnard and Company, Incorporated are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives."

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:


          (a) A registration statement on Form S-3 (File No. 333- ) in the form in which it became or becomes effective and also in such form as it may be when any post-
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     effective amendment thereto shall become effective with respect to the
     Stock, including any pre-effective prospectuses included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, copies of which have heretofore been delivered to you, has been carefully prepared by the Company in conformity with the requirements of the Securities Act and has been filed with the Commission under the Securities Act; one or more amendments to such registration statement, including in each case an amended pre-effective prospectus, copies of which amendments have heretofore been delivered to you, have been so prepared and filed. Such registration statement is referred to hereinafter as the "Registration Statement." If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the Registration Statement will be filed and must be declared effective before the offering of the Stock may commence, the term "Registration Statement" as used in this Agreement means the Registration Statement as amended by said post-effective amendment. As used in this Agreement, the term "Registration Statement" shall also include any registration statement relating to the Stock that is filed pursuant to Rule 462(b) under the Securities Act. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, (A) if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Securities Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b) and (B) if prospectuses that meet the requirements of Section 10(a) of the Securities Act are delivered pursuant to Rule 434 under the Securities Act, then (i) the term "Prospectus" as used in this Agreement means the "prospectus subject to completion" (as such term is defined in Rule 434(g) under the Securities Act) as supplemented by (a) the addition of Rule 430A information or other information contained in the form of prospectus delivered pursuant to Rule 434(b)(2) under the Securities Act or (b) the information contained in the term sheets described in Rule 434(b)(3) under the Securities Act, and (ii) the date of such prospectuses shall be deemed to be the date of the term sheets. The term "Pre-effective Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. Reference made herein to any Pre-effective Prospectus or to the Prospectus, as amended or supplemented, shall include all documents and information incorporated by reference therein and shall be deemed to refer to and include any documents filed after the date of such Pre-effective Prospectus or Prospectus, as the case may be, and so incorporated by reference, under the Securities Exchange Act of 1934 (the "Exchange Act"). For purposes of this Agreement, the term "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Securities Act or the Exchange Act, as applicable.

          (b) The Commission has not issued or threatened to issue any order preventing

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     or suspending the use of any Pre-effective Prospectus, and, at its date of issue, each Pre-effective Prospectus conformed in all material respects with the requirements of the Securities Act and did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading; and, when the Registration Statement becomes effective and at all times subsequent thereto up to and including the Closing Dates (as hereinafter defined), the Registration Statement and the Prospectus and any amendments or supplements thereto contained and will contain all material statements and information required to be included therein by the Securities Act and conformed and will conform in all material respects to the requirements of the Securities Act and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein not misleading, provided, however, that the foregoing representations, warranties and agreements shall not apply to information contained in or omitted from any Pre-effective Prospectus or the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, directly or through you, specifically for use in the preparation thereof; and each Pre-effective Prospectus and Prospectus delivered to the Underwriters for use in connection with the offering of the Stock will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Securities Act. There is no franchise, lease, contract, agreement or document required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statement are accurate and complete descriptions of such documents in all material respects.

          (c) The documents which are incorporated by reference in the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations, and any documents so filed and incorporated by reference subsequent to the effective date of the Registration Statement shall, when they are filed with the Commission, conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the Rules and Regulations. No such documents when they were filed (or, if amendments with respect to such documents were filed, when such amendments were filed), contained an untrue statement of a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (d) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and at each Closing Date, except as is otherwise disclosed in the Registration Statement or Prospectus, there has not been: any change in the capital stock, other than issuance of Common Stock upon exercise of options granted under

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     the 1996 Option Plan and the 1998 Option Plan (as those terms are defined in the Registration Statement, and together, the "Option Plans") or warrants outstanding on the date of this Agreement; any material increase in the long-term debt (including any capitalized lease obligation) or short-term debt of the Company or any Subsidiary, other than borrowings or letters of credit under the Senior Credit Facility; any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any Subsidiary, other than options granted under the Option Plans; any material adverse change, or any development involving a material adverse change, in or affecting the condition (financial or otherwise), earnings, operations, property, business, or business prospects, management, financial position, stockholders' equity, net worth, results of operations or general condition of the Company and/or any of its Subsidiaries, individually or in the aggregate (a"Material Adverse Effect"); any transaction entered into by the Company or any Subsidiary that is material to the Company; any obligation, direct or contingent, incurred by the Company or any Subsidiary that is material to the Company, except obligations incurred in the ordinary course of business that, in the aggregate, are not material; any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained which has a Material Adverse Effect on the Company.

          (e) Arthur Andersen LLP and KPMG Peat Marwick LLP, each of which has expressed its opinion with respect to the financial statements filed as part of the Registration Statement and included in the Registration Statement, the Prospectus and the Pre-effective Prospectus, are independent certified public accountants as required by the Securities Act and the Rules and Regulations. The historical financial statements and schedules (including the related notes) included or incorporated by reference in the Registration Statement, and any Pre-effective Prospectus or Prospectus, comply in all material respects with the requirements of the Securities Act and fairly present the financial position, the results of operations and changes in financial condition of the entities purported to be shown thereby at the respective dates and/or for the respective periods to which they apply in accordance with generally accepted accounting principles consistently applied throughout the periods involved (subject, in the case of unaudited financial statements, to normal year-end adjustments which in the opinion of management of the Company are not material, and except as otherwise stated therein). The historical selected and summary financial and statistical data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required by the Securities Act or the Rules and Regulations to be included in the Registration Statement.

          (f) The Company has no subsidiaries other than those identified in
     Exhibit 21.1 to the Registration Statement (each one a "Subsidiary" and collectively the "Subsidiaries") and is not affiliated with any other company or business entity, except as disclosed in the Prospectus. Each of the Company and its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to own, lease and operate

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     its properties and conduct its business as described in the Registration
     Statement and Prospectus; except as otherwise disclosed in the Registration Statement, the Company owns all of the outstanding capital stock of each of the Subsidiaries free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any shares of the Subsidiaries. The Company and each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification and in which the failure to be qualified or in good standing would have a Material Adverse Effect; and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Except as described in the Registration Statement and the Prospectus, the Company is not party to any agreement or understanding, written or oral, regarding the acquisition of, or an interest in, any corporation, firm, partnership, joint venture, association or other entity.

          (g) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the authorized and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" and conforms in all material respects to the statements relating thereto incorporated by reference into the Registration Statement and the Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company); the Firm Stock and the Option Stock to be purchased from the Company hereunder have been duly and validly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any shares of the Firm Stock or Option Stock to be purchased from the Company hereunder or the issuance and sale thereof. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Stock except as may be required under state or other securities or blue sky laws. Except as disclosed in the Prospectus and the audited consolidated financial statements of the Company and the related notes thereto, included in the Prospectus, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.

          (h) All the issued and outstanding capital stock of each of the Subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable and, except for (i) directors qualifying shares, (ii) liens or encumbrances contained in the Company's currently

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     existing three-year senior credit facility that expires in May 1999 (the
     "Senior Credit Facility"), and (iii) as otherwise disclosed in the Prospectus, are directly or indirectly owned beneficially by the Company free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever. Other than the Subsidiaries and except for short-term working capital cash investments, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any partnership interest in any partnership, joint venture or other association other than as disclosed in the Prospectus.

          (i) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company, any Subsidiary or any of their respective officers is a party or of which any property of the Company or any Subsidiary is subject, which, if determined adversely to the Company or any such Subsidiary, might individually or in the aggregate (i) prevent or adversely affect the transactions contemplated by this Agreement, (ii) suspend the effectiveness of the Registration Statement,
     (iii) prevent or suspend the use of the Pre-effective Prospectus in any jurisdiction or (iv) result in a Material Adverse Effect; and to the best of the Company's knowledge no such proceedings are threatened against the Company or any Subsidiary by governmental authorities or others. Neither the Company nor any Subsidiary is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body or other governmental agency or body.

          (j) The execution, delivery and performance of this Agreement and the consummation of the transactions herein and therein contemplated, will not result (with or without due notice or lapse of time or both) in the creation of any lien or breach or violation of any of the terms and provisions of, or constitute a default under any of the terms or provisions of, or give rise to any right of termination, cancellation or acceleration under any indenture, license, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, any lease, contract, joint venture or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them or any of their properties is or may be bound, nor will such action conflict with or violate any provision of the charter, By-laws or other organizational documents of the Company or any of its Subsidiaries or any law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except, in any such case, where such breach, violation, default, or other conflict (other than in respect of the charter, By-laws or other organizational documents of the Company or any of its Subsidiaries) would not have a Material Adverse Effect.

          (k) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company or any of its Subsidiaries of the transactions contemplated by this Agreement, except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under the securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Stock by the Underwriters.

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          (l) The Company has the full power and authority (corporate and other)
     to enter into this Agreement and to consummate the transactions contemplated hereby (including to issue, sell and deliver the Stock), and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws or by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

          (m) The Company and each of its Subsidiaries possesses all authorizations, approvals, orders, licenses, certificates, franchises and permits of and from, and have made all declarations and filings with, all regulatory or governmental officials, bodies and tribunals ("Permits") to own, lease or operate their respective properties and to conduct their respective businesses described in the Registration Statement and the Prospectus, except where the failure to have obtained or made the same would not have a Material Adverse Effect and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permits.

          (n) The Company and each of its Subsidiaries owns, and/or possesses adequate rights to use, free and clear of all liens, charges, encumbrances, pledges, security interests or defects, all patents, trademarks, service marks, logos, trade names, trade secrets, know how, copyrights, proprietary technology and licenses, and rights with respect to the foregoing (collectively, "Intellectual Property"), used in the conduct of their respective businesses as described in the Registration Statement and the Prospectus, and none of the Intellectual Property presently owned, held or used by the Company or any of its Subsidiaries infringes or conflicts with any Intellectual Property of any other person or entity or are in dispute, and neither the Company nor any Subsidiary has received a notice, or knows of any basis, of any infringement of or conflict with the asserted rights of others in any such respect.

          (o) The Company and each of its Subsidiaries owns and has the right to use all other trade secrets, know-how (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, designs, processes, works of authorship, computer programs and technical data and information that are material to its business, properties and operations.

          (p) The Company and each of its Subsidiaries is in compliance with, and conducts its business in conformity with, all applicable federal, state, local and foreign laws, rules and regulations of each court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, except where the failure to be in compliance would not have a Material Adverse Effect; to the knowledge of the Company, otherwise than as set forth in the Registration Statement and the Prospectus, no prospective change in any of such federal or state laws, rules or regulations has been adopted which, when made effective, would

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     have a Material Adverse Effect.

          (q) The Company and each of its Subsidiaries is in compliance with all federal, state, local or foreign laws or regulations relating to pollution or protection of human health or the environment ("Environmental Laws"), except where the failure to be in compliance would not have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has authorized, conducted or generated, transported, stored, used, treated, disposed or released any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, petroleum product, natural gas, liquefied gas or synthetic gas, defined or regulated under any Environmental Law on, in or under any property currently leased or owned or by any means controlled by the Company or any of its Subsidiaries (the "Real Property") in violation of any applicable law, except for any violation which would not have a Material Adverse Effect; there is no pending or, to the Company's knowledge, threatened claim, action, litigation or any administrative agency proceeding involving the Company, any of its Subsidiaries or their respective properties, nor has the Company or any of its Subsidiaries received any written notice, or any oral notice to any executive officer of the Company or any of its Subsidiaries or any other employee responsible for receipt of any such notice, from any governmental entity or third party, that (A) alleges a violation of any Environmental Laws by the Company or any of its Subsidiaries or any person or entity whose liability for a violation of an Environmental Law the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law, which liability or violation could be reasonably expected to have a Material Adverse Effect,
     (B) alleges the Company or any of its Subsidiaries is a liable party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ' 9601 ET SEQ., or any state superfund law, (C) alleges possible contamination of the environment by the Company or any of its Subsidiaries or (D) alleges possible contamination of the Real Property.

          (r) The Company and each of its Subsidiaries has filed all necessary federal, state, local and foreign income, payroll, franchise and other tax returns and has paid all taxes shown as due thereon or with respect to any of its properties, and there is no tax deficiency that has been, or to the knowledge of the Company is likely to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets and all tax liabilities are adequately provided for on the books of the Company and each of its Subsidiaries.

          (s) Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

          (t) Neither the Company nor any of its Subsidiaries is in violation of its respective charter or By-laws. Neither the Company nor any of its Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract,

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     lease, indenture, mortgage, loan agreement, joint venture or other agreement or instrument to which it is a party or by which it or its respective properties are bound, which default would have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received or sent any notice of such default or breach.

          (u) Neither the Company nor any of its Subsidiaries is involved in any material labor dispute nor, to their knowledge, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is aware that
     (A) any executive officer or significant group of employees of the Company or any Subsidiary plans to terminate employment with the Company or any such Subsidiary or (B) any such executive officer is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary has or expects to have any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any Subsidiary makes or ever has made a contribution and in which any employee of the Company or any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

          (v) The Company has obtained the written agreement described in
     Section 10(i) of this Agreement from each of its officers, directors and holders of Common Stock listed on Schedule B hereto.

          (w) The Company and each of its Subsidiaries have, and as of the Closing Dates will have, good and marketable title to all real property free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as would not have a Material Adverse Effect; and any real property and buildings held under lease by the Company or any of its Subsidiaries or proposed to be held after giving effect to the transactions described in the Prospectus are, or will be as of the Closing Dates, held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect, in each case except as described in the Prospectus. All personal property used by the Company and each of its Subsidiaries in their business is either owned or leased by the Company or its Subsidiaries and is in good working order and condition, ordinary wear and tear excepted or such as would not have a Material Adverse Effect.

          (x) The Company and each of its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is customary in the businesses in which it is engaged or proposes to engage after giving effect to the transactions described in the Prospectus; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not have a Material Adverse Effect.

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          (y) The Company is taking or has taken steps to replace/and or modify its software systems to include the requisite design, performance and functionality so that the Company does not reasonably expect to experience invalid or incorrect results or abnormal software operation related to calendar year 2000.

          (z) Other than as contemplated by this Agreement, the Registration Statement or the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

          (aa) The inventory of the Company and each of its Subsidiaries is in merchantable condition and can be sold in the ordinary course of business at the carrying value of such inventory, as shown in the Company's or its Subsidiaries' financial statements, subject to pricing reductions in the ordinary course of business.

          (bb) The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (cc) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any distributions on such Subsidiary's capital stock to the Company, from repaying to the Company any loans or advances to such Subsidiary or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as disclosed in the Prospectus.

          (dd) To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any of its Subsidiaries has made any payment of funds of the Company or any of its Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

          (ee) Neither the Company nor any of its Subsidiaries is an "investment company," or an entity "controlled" by an "investment company" required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as such terms are defined in the 1940 Act, and neither the Company nor any of its Subsidiaries expects to be treated as such by reason of the receipt and application of the net proceeds from the sale of the Stock.

          (ff) The Stock is eligible for quotation on the Nasdaq National
     Market.

          (gg) No holder of any security of the Company has the right to have any security owned by such holder included in the Registration Statement, except those rights which have been received in writing, and, except as described in the Registration Statement and the Prospectus or any document incorporated by reference therein, no holder of any security of the Company has the right to demand registration of any security owned by such holder during the period ending 12 months after the date of the Prospectus.

          (hh) Each certificate signed by any officer of the Company, or any Subsidiary, and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company as to the matters covered thereby.

          (ii) The conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied.

     3. Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, represents and warrants to, and agrees with, each of the several Underwriters and the Company that:

          (a) The Selling Shareholders have the full power and authority (corporate and other) to enter into this Agreement, the Power of Attorney and the Custody Agreement (as hereinafter defined) and to consummate the transactions contemplated herein and therein (including to sell and deliver the Stock), and this Agreement, the Power of Attorney and the Custody Agreement have been duly and validly authorized, executed and delivered by the Selling Shareholders and are the valid and binding obligation of the Selling Shareholders, enforceable against the Selling Shareholders in accordance with their terms, except to the extent that rights to indemnity and contribution thereunder may be limited by federal or state securities laws or the public policy underlying such laws or by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

          (b) The execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated, will not result (with or without due notice or lapse of time or both) in the creation of any lien or breach or violation of any of the terms and provisions of, or constitute a default under any of the terms or provisions of, or give rise to any right of termination, cancellation or acceleration under any indenture, license, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, any lease, contract, joint venture or other material agreement or instrument to which any such Selling Shareholder is a party or by which it or any of its properties is or may be bound, nor will such action conflict with or violate any law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over any such Selling Shareholder or any of its properties, except, in any such case, where such breach, violation, default, or other conflict would not have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement.

          (c) Such Selling Shareholder has, or immediately prior to the First Closing Date, such Selling Shareholder will have, good and valid title to the Stock to be sold by such Selling Shareholder hereunder, without notice of any adverse claim, free and clear of all liens, security interest, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever; and, upon delivery of such Stock against payment therefore as provided herein (assuming that such Stock is purchased in good faith without notice of adverse claim) good and valid title to such Stock, free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever, will pass to the several Underwriters.

          (d) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Shareholders of the transactions contemplated by this Agreement, the Power of Attorney and the Custody Agreement, except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under the securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Stock by the Underwriters.

          (e) Such Selling Shareholder has not (A) taken directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock or (B) since the filing of the Registration Statement (i) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Stock or (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (f) To the knowledge of each of the Selling Shareholders, neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein not misleading, provided, however, that the foregoing representations, warranties and agreements shall not apply to information contained in or omitted from any Pre-effective Prospectus or the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, specifically for use in the preparation thereof.

          (g) All information furnished or to be furnished to the Company by or on behalf of any of the Selling Shareholders for use in connection with the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto, does not and will not include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     Each of the Selling Shareholders represents and warrants that certificates in negotiable form representing all of the Stock to be sold by such Selling Shareholder hereunder have been placed in custody (or, in the case of the contemplated exercise of stock options, a duly executed notice of exercise of stock options to purchase the Stock to be sold by the Selling Shareholders hereunder has been placed in custody) under a custody agreement, in the form heretofore furnished to and approved by you (the "Custody Agreement"), duly executed and delivered by such Selling Shareholder, and that such Selling Shareholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to and approved by you, appointing the persons indicated in Schedule C hereto as such Selling Shareholder's attorney-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in
Section 4 hereof, to authorize the delivery of the Stock to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

     Each of the Selling Shareholders specifically agrees that Stock represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are irrevocable. Each of the Selling Shareholders specifically agrees that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any Selling Shareholder, or by the occurrence of any other event.

     4. Purchase by, and Sale and Delivery to, Underwriters-Closing Dates. The Company agrees to sell to the Underwriters the Firm Stock, and on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase the Firm Stock from the Company, the number of Firm Stock to be purchased by each Underwriter being set opposite its name in Schedule A, subject to adjustment in accordance with Section 14 hereof.

     The purchase price per share to be paid by the Underwriters to the Company will be $____ per share (the "Purchase Price").

     The Company will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York City time, on the second full business day preceding the First Closing Date (as defined below) or, if no such direction is received, in the names of the respective Underwriters or in such other names as Ladenburg may designate (solely for the purpose of administrative convenience) and in such denominations as Ladenburg may determine), against payment of the aggregate Purchase Price therefor by wire transfer of same day funds to an account specified by the Company in writing at least two (2) business days prior to the First Closing Date, all at the offices of Swidler Berlin Shereff Friedman, LLP, 919 Third Avenue, New York, New York 10022 or such other place as the parties may designate. The time and date of the delivery and closing shall be at 10:00 A.M., New York City time, on __________, 1998, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the "First Closing Date." The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement between the Company and Ladenburg. The First Closing Date may be postponed pursuant to the provisions of Section 14.

     The Company shall make the certificates for the Stock available to the Representatives for examination on behalf of the Underwriters not later than 10:00 A.M., New York City time, on the business day preceding the First Closing Date at the offices of Ladenburg, 590 Madison Avenue, New York, New York 10022.

     It is understood that any of the Representatives, individually and not as a Representative of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter or Underwriters, for the Stock to be purchased by such Underwriter or Underwriters. Any such payment by any of the Representatives shall not relieve such Underwriter or Underwriters from any of its or their other obligations hereunder.

     The several Underwriters agree to make a public offering of the Firm Stock at the public offering price set forth on the cover page of the Prospectus as soon after the effectiveness of the Registration Statement as in their judgment is advisable. The Representatives shall promptly advise the Company of the making of the public offering.

     For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Company hereby grants to the Underwriters an option to purchase, severally and not jointly, an aggregate of up to 300,000 shares of Common Stock. The price per share to be paid for the Option Stock shall be the Purchase Price. The Company has granted the Selling Shareholders an option to sell to the Underwriters, in lieu of the Company, up to an aggregate of 300,000 shares of Common Stock for purposes of satisfying the Underwriters' over-allotment option. The Option Stock shall be purchased by the several Underwriters from the Company and, in the event and to the extent they exercise their options, the Selling Shareholders as provided herein. The option granted hereby may be exercised as to all or any part of the Option Stock at any time, and from time to time, not more than thirty (30) days subsequent to the effective date of this Agreement. No Option Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Option Stock or any portion thereof may be surrendered and terminated at any time upon notice by the Underwriters to the Company.

     The option granted hereby may be exercised by the Underwriters by giving written notice from Ladenburg to the Company (which shall be responsible for notifying the Selling Shareholders) setting forth the number of shares of Option Stock as to which the option is being exercised and the date and time for delivery of and payment for the Option Stock. Each date and time for delivery of and payment for the Option Stock (which may be the First Closing Date, but not earlier) is herein called the "Option Closing Date" and shall in no event be earlier than two (2) business days nor later than ten (10) business days after written notice is given. (The Option Closing Date and the First Closing Date are herein called the "Closing Dates.") Option Stock shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Stock set forth opposite such Underwriter's name in Schedule A hereto bears to the total number of Firm Stock (subject to adjustment by the Underwriters to eliminate odd lots).The Company shall notify the Underwriters not later than one business day prior to the Option Closing Date if the Selling Shareholders have exercised all or a portion of their options, and the exact number of shares of Option Stock the Selling Shareholders will sell to the Underwriters. Upon exercise of the option by the Underwriters, the Company agrees to sell to the Underwriters the number of Option Stock set forth in the written notice of exercise and the Underwriters agree, severally and not jointly and subject to the terms and conditions herein set forth, to purchase the number of such determined as aforesaid.

     The Company will deliver the Option Stock to the Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York City time, on the second full business day preceding the Option Closing Date or, if no such direction is received, in the names of the respective Underwriters or in such other names as Ladenburg may designate (solely for the purpose of administrative convenience) and in such denominations as Ladenburg may determine), against payment of the aggregate Purchase Price therefor by wire transfer of same-day funds to an account specified by the Company in writing at least two (2) business days prior to the Option Closing Date, all at the offices of Swidler Berlin Shereff Friedman, LLP, 919 Third Avenue, New York, New York 10022. The Option Closing Date and the location of delivery of, and the form of payment for, the Option Stock may be varied by agreement between the Company and Ladenburg. The Option Closing Date may be postponed pursuant to the provisions of Section 14.

     5 Covenants and Agreements of the Company. The Company covenants and agrees with the several Underwriters that:

          (a) The Company will (i) if the Company and the Representatives have determined not to proceed pursuant to Rule 430A, use its best efforts to cause the Registration Statement to become effective, (ii) if the Company and the Representatives have determined to proceed pursuant to Rule 430A, use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and Rule 424 of the Rules and Regulations and will notify the Representatives promptly (in writing if requested) of such filings, and (iii) if the Company and the Representatives have determined to deliver Prospectuses pursuant to Rule 434 of the Rules and Regulations, to use its best efforts to comply with all the applicable provisions thereof. The Company will advise the Representatives promptly as to the time at which the Registration Statement becomes effective, will advise the Representatives promptly of the issuance by the Commission of any stop order or other order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order or other such order and to obtain as soon as possible the lifting thereof, if issued. The Company will advise the Representatives promptly of the receipt of any comments of the Commission or any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information and will not at any time file any amendment to the Registration Statement or supplement to the Prospectus or file any document under the Exchange Act before the termination of the offering of the Stock by the Underwriters if such document would be deemed to be incorporated by reference into the Pre-effective Prospectus or Prospectus, which shall not previously have been submitted to the Representatives a reasonable time prior to the proposed filing thereof or to which the Representatives shall reasonably object in writing or which is not in compliance with the Securities Act and the Rules and Regulations.

          (b) The Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may be necessary to enable the several Underwriters to continue the distribution of the Stock and will use its best efforts to cause the same to become effective as promptly as possible.

          (c) If at any time after the effective date of the Registration Statement when a prospectus relating to the Stock is required to be delivered under the Securities Act any event relating to or affecting the Company or any of its Subsidiaries occurs as a result of which the Prospectus or any other prospectus as then in effect would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representatives thereof and will prepare an amended or supplemented prospectus or file such document which will correct such statement or omission; and in case any Underwriter is required to deliver a prospectus relating to the Stock nine (9) months or more after the effective date of the Registration Statement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

          (d) The Company will deliver to the Representatives, without charge, at or before the Closing Dates, signed copies of the Registration Statement, as originally filed with the Commission, and all amendments and supplements thereto including all financial statements and exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and will deliver to the Representatives such number of copies of the Registration Statement, including such financial statements but without exhibits, and all amendments thereto, as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the

     Representatives, from time to time until the effective date of the Registration Statement, as many copies of the Pre-effective Prospectus as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives on the date of the public offering, and thereafter from time to time during the period when delivery of a prospectus relating to the Stock is required under the Securities Act, as many copies of the Prospectus, in final form or as thereafter amended or supplemented as the Representatives may reasonably request; provided, however, that the expense of the preparation and delivery of any prospectus required for use nine (9) months or more after the effective date of the Registration Statement shall be borne by the Underwriters required to deliver such prospectus.

          (e) The Company will make generally available to its stockholders, in the manner contemplated by Rule 158(b) under the Securities Act, as soon as practicable, but not later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement which will be in reasonable detail (but which need not be audited) and which will comply with Section 11(a) of the Securities Act, covering a period of at least twelve (12) consecutive months beginning after the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement.

          (f) The Company will cooperate with the Representatives to enable the Stock to be registered or qualified for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions as the Representatives may reasonably designate and at the request of the Representatives will make such applications and furnish such consents to service of process or other documents as may be required of it as the issuer of the Stock for that purpose; provided, however, that the Company shall not be required to qualify to do business or to file a general consent (other than that arising out of the offering or sale of the Stock) to service of process in any such jurisdiction where it is not now so subject. The Company will, from time to time, prepare and file such statements and reports as are or may be required of it as the issuer of the Stock to continue such qualifications in effect for so long a period as the Representatives may reasonably request for the distribution of the Stock. The Company will advise the Representatives promptly after the Company becomes aware of the suspension of the qualifications or registration of (or any such exception relating to) the Common Stock of the Company for offering, sale or trading in any jurisdiction or of any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any orders suspending such qualifications, registration or exception, the Company will, with the cooperation of the Representatives use its best efforts to obtain the withdrawal thereof.

          (g) The Company will furnish to its stockholders annual reports containing financial statements certified by independent public accountants and with quarterly summary financial information in reasonable detail which may be unaudited. During the period of five (5) years from the date hereof, the Company will deliver to the Representatives, as soon as they are available, copies of each annual report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants and each other report or communication furnished by the

     Company to its stockholders and will deliver to the Representatives, (i) as soon as they are available, copies of any other reports or communication (financial or other) which the Company shall publish or otherwise make available to any of its stockholders as such and (ii) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, or the NASD or any national securities exchange. So long as the Company has active subsidiaries, such financial statements will be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally. Separate financial statements shall be furnished for all subsidiaries whose accounts are not consolidated but which at the time are significant subsidiaries as defined in the Rules and Regulations.

          (h) The Company will use its best efforts to maintain the listing of the Stock on the Nasdaq National Market.

          (i) The Company will maintain a transfer agent and registrar for its Common Stock.

          (j) If the Company elects to rely on Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the Act by the earlier of (i) 10:00 P.M., New York City time, on the date of this Agreement, and(ii) the time that confirmation are given or sent, as specified by Rule 462(b)(2).

          (k) The Company will not, without the prior written consent of Ladenburg, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of , any shares of Common Stock of the Company or issue any securities convertible or exercisable or exchangeable (except pursuant to the terms of the Company's Options Plans) for Common Stock, or enter into any swap or the agreement to do any of the foregoing, through March 8, 1999. These "lock-up" restrictions will not apply to the estate of any person described above in the event such person dies during the "lock-up" period, will not prohibit gifts to donees who agree in writing to be bound by the same restrictions or that are qualified organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and will not prohibit any person from exercising options (but would prohibit the sale during the "lock-up" period of shares of Common Stock purchased upon the exercise of such options).

          (l) The Company will apply the net proceeds from the sale of the Stock as set forth in the description under "Use of Proceeds" in the Prospectus, which description complies in all respects with the requirements of Item 504 of Regulation S-K.

          (m) The Company will supply you with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

          (n) Prior to the Closing Dates the Company will furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and each of its Subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

          (o) Prior to the Closing Dates the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company or any of its Subsidiaries, the financial condition, results of operation, business, prospects, assets or liabilities of any of them, or the offering of the Stock, without your prior written consent.

          (p) The Company will not at any time directly or indirectly, take any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

          (q) The Company will use the proceeds of the offering substantially as set forth in the Prospectus under the caption "Use of Proceeds."

     6. Covenants and Agreements of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, covenants and agrees with each of the
Underwriters:

          (a) That he or she has executed the so-called "lock-up" agreement described in Section 10(i) of this Agreement.

          (b) That he or she will not, at any time, directly or indirectly, take any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

     7. Payment of Expenses. (a) The Company will pay (directly or by reimbursement) all costs, fees and expenses incurred in connection with expenses incident to the performance of its obligations under this Agreement and in connection with the transactions contemplated hereby, including but not limited to (i) all expenses and taxes incident to the issuance and delivery of the Stock to the Representatives; (ii) all expenses incident to the registration of the Stock under the Securities Act; (iii) the costs of preparing stock certificates (including printing and engraving costs); (iv) all fees and expenses of the registrar and transfer agent of the Stock; (v) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Stock to the Underwriters; (vi) fees and expenses of the Company's counsel and the Company's independent accountants; (vii) all costs and expenses (excluding, however, fees of the Underwriter's counsel) incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Pre-effective Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, the "Agreement Among Underwriters" between the Representatives and the Underwriters, the Selling Agreement, the Underwriters' Questionnaire and the Blue Sky memoranda, if any, and this Agreement; (viii) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with exemptions from the qualifying or registering (or obtaining qualification or registration of) all or any part of the Stock for offer and sale and determination of its eligibility for investment under the Blue Sky or other securities laws of such jurisdictions as the Representatives may designate and all fees and expenses, including attorneys' fees, paid or incurred in connection with filings made with the NASD; (ix) all fees and expenses in connection with qualifying the Stock for inclusion on the Nasdaq National Market and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. In addition, each Selling Shareholder will pay all costs and expenses incident to (i) the fees, disbursements and expenses of separate counsel for such Selling Shareholder, and (ii) the sale and delivery of the Stock to be sold by such Selling Shareholder to the Underwriters hereunder.

     (b) In addition to its other obligations under Section 8(a) hereof, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon
(i) any statement or omission or any alleged statement or omission or (ii) any breach or inaccuracy in its representations and warranties, it will reimburse each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company together with interest, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Citibank, NA, New York, New York (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter in a timely manner as provided below shall bear interest at the Prime Rate from the due date for such reimbursement. This expense reimbursement agreement will be in addition to any other liability which the Company may otherwise have. The request for reimbursement will be sent to the Company.

     (c) In addition to its other obligations under Section 8(b) hereof, each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in Section 8(c) hereof which relates to written information furnished to the Company by the Representatives on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus, it will reimburse the Company (and, to the extent applicable, each officer, director or controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director or controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director or controlling person) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (d) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in paragraph (b) and/or (c) of this
Section 7, including the amounts of any requested reimbursement payments and the method of determining amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in paragraph (b) and/or (c) of this Section 7 and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of Section 8.

     8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Securities Act and the respective officers, directors, partners, employees, representatives and agents of each of such Underwriter (collectively, the "Underwriter Indemnified Parties" and, each, an "Underwriter Indemnified Party"), against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which may be based upon the Securities Act, the Exchange Act, or any other statute or at common law, on the ground that any Pre-effective Prospectus, the Registration Statement or the Prospectus (or any Pre-effective Prospectus, the Registration Statement or the Prospectus as from time to time amended or supplemented) includes or allegedly includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such) on account of any losses, claims, damages, liabilities or expenses arising from the sale of the Stock to any person by such Underwriter (i) if such untrue statement or omission or alleged untrue statement or omission was made in any Pre-effective Prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein or (ii) as to any Pre-effective Prospectus, with respect to any Underwriter, to the extent that any such loss, claim, damage, liability or expense of such Underwriter results from an untrue statement of a material fact contained in, or the omission of a material fact from, such Pre-effective Prospectus, which untrue statement or omission was corrected in the Prospectus, if such Underwriter sold Stock to the person alleging such loss, claim, damage or liability without sending or giving, at or prior to the written confirmation of such sale, a copy of the

Prospectus, unless such failure resulted from the failure of the Company to deliver copies of the Prospectus to such Underwriter on a timely basis to permit such sending or giving. The Company will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event the Company elects to assume the defense of any such suit and retain such counsel, any Underwriter Indemnified Parties, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include any such Underwriter Indemnified Parties, and the Company and such Underwriter Indemnified Parties at law or in equity have been advised by counsel to the Underwriters that one or more legal defenses may be available to it or them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party. The Company agrees that the statements with respect to the price and underwriting discount set forth on, and the information contained in the last paragraph of, the cover page of the Prospectus, the stabilization legend on the inside front cover page of the Prospectus, and the table of Underwriters, the paragraph regarding price and underwriting discount, the paragraph regarding the amounts of the selling concession and reallowance, all set forth under the caption "Underwriting" in the Prospectus, constitute the only information provided in writing by the Representatives on behalf of any Underwriter expressly for use in the Registration Statement or the Prospectus.

     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act (collectively, the "Company Indemnified Parties") against any losses, claims, damages, liabilities or expenses (including, unless the Underwriter or Underwriters elect to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which arise out of or are based in whole or in part upon the Securities Act, the Exchange Act or any other federal, state, local or foreign statute or regulation, or at common law, on the ground or alleged ground that any Pre-effective Prospectus, the Registration Statement or the Prospectus (or any Pre-effective Prospectus, the Registration Statement or the Prospectus, as from time to time amended and supplemented) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter, directly or through the Representatives, specifically for use in the preparation thereof; provided, however, that in no case is such Underwriter to be liable with respect to any claims made against any Company Indemnified Party against whom the action is brought unless such Company Indemnified Party shall have notified such Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company Indemnified Party, but failure to notify such Underwriter of such claim shall not relieve it from any liability which it may have to any Company Indemnified Party otherwise than on account of its indemnity agreement contained in this paragraph. Such Underwriter shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that any Underwriter elects to assume the defense of any such suit and retain such counsel, the Company Indemnified Parties and any other Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, respectively. The Underwriter against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter's consent. This indemnity agreement is not exclusive and will be in addition to any liability which such Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to any Company Indemnified Party.

     (c) Each of the Selling Shareholders severally and not jointly agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed the Registration Statement, each Underwriter and each person, if any, who controls the Company or any Underwriter within the meaning of the Securities Act (collectively, the "Company and Underwriter Indemnified Parties"), to the same extent as the foregoing indemnity from the Company to the several Underwriters in Section 8(a), but only (i) on the ground or alleged ground that any Pre-effective Prospectus, the Registration Statement or the Prospectus (or any Pre-effective Prospectus, the Registration Statement or the Prospectus, as from time to time amended and supplemented) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Selling Shareholders, specifically for use in the preparation thereof, or (ii) with respect to any breach of any representation, warranty, covenant, or agreement of the Selling Shareholders contained in this Agreement. In case any action shall be brought against the Company, any Underwriter, or any Company and Underwriter Indemnified Parties in respect of which indemnity may be sought against the Selling Shareholders, the Selling Shareholders shall have the rights and duties given to the indemnifying parties, and the Company, the Underwriters, and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 8(a).

     (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or
(c) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholders and the Underwriters from the offering of the Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Selling Shareholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholders and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and/or the Selling Shareholders on the one hand, bear to the total underwriting discounts and commissions received by the Underwriters on the other hand, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending, settling or compromising any such claim. Notwithstanding the provisions of this subsection (c), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of the Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     9. Survival of Indemnities, Representations, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Shareholders, the Company or any of the Company's officers or directors or any controlling person, and shall survive delivery of and payment for the Stock.

     10. Conditions of Underwriters' Obligations. The respective obligations of the several Underwriters hereunder shall be subject to the accuracy, at and (except as otherwise stated herein) as of the date hereof and at and as of the Closing Dates, of the representations and warranties made herein by the Company and the Selling Shareholders, to compliance at and as of the Closing Dates by the Company and the Selling Shareholders with their covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Dates, and to the following additional conditions:

          (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or the Representatives, shall be threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. Any filings of the Prospectus, or any supplement thereto, required pursuant to Rule 424(b) or Rule 434 of the Rules and Regulations, shall have been made in the manner and within the time period required by Rule 424(b) and Rule 434 of the Rules and Regulations, as the case may be.

          (b) The Representatives shall have been satisfied that there shall not have occurred any change, on a consolidated basis, prior to the Closing Dates in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its Subsidiaries, or any change in the capital stock, short-term or long-term debt of the Company and its Subsidiaries, taken as a whole, such that (i) the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which is material, or omits to state a fact which is required to be stated therein or is necessary to make the statements therein not misleading, or (ii) it is impracticable in the reasonable judgment of the Representatives to proceed with the public offering or purchase the Stock as contemplated hereby.

          (c) At the time of execution of this Agreement and at each of the Closing Dates, each of Arthur Andersen LLP and KPMG Peat Marwick LLP shall have furnished to the Underwriters a letter or letters, dated, respectively, the date of execution of this Agreement and each of the Closing Dates, confirming that they are independent certified public accountants with respect to the Company and each of its Subsidiaries within the meaning of the Securities Act and the applicable published Rules and Regulations and based upon the procedures described in such letter delivered to you concurrently with the execution of this Agreement (herein called the "Comfort Letter"), but carried out to a date not more than five
     (5) business days prior to the First Closing Date or such later date on which the Option Stock is to be purchased, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Comfort Letter are accurate as of the First Closing Date or such later date on which Option Stock is to be purchased, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Comfort Letter which are necessary to reflect any changes in the facts described in the Comfort Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not contain any disclosure relating to any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company or any of its Subsidiaries from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Stock as contemplated by the Prospectus. The Comfort Letter shall be addressed to or for the use of the Underwriters in form and substance satisfactory to the Underwriters and shall (i) represent that they are independent certified public accountants with respect to the Company and each of the Subsidiaries within the meaning of the Act and the applicable published Rules and Regulations, (ii) set forth their opinion with respect to their examination of the consolidated balance sheets of the Company as of February 1, 1997 and January 31, 1998 (in the case of Arthur Andersen LLP), and December 31, 1995 and May 25, 1996 (in the case of KPMG Peat Marwick LLP), and related consolidated statements of operations, shareholders' equity, and cash flows for the twelve (12) months (or five months in the case of the period ended May 25, 1996), then ended, and (ii) address other matters agreed upon by Arthur Andersen LLP and KPMG Peat Marwick LLP and you. In addition, you shall have received from Arthur Andersen LLP at the time of execution of this Agreement, if requested by the Representatives, a letter addressed to the Company and made available to you for the use of the Underwriters stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the above financial statements as of February 1, 1997 and January 31, 1998, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

          (d) The Representatives shall have received from Faegre & Benson LLP, counsel for the Company, an opinion, dated each of the Effective Date and the Closing Dates, to the effect set forth in Exhibit I hereto. Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or the State of Minnesota upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company and/or its Subsidiaries, and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to Underwriters' Counsel.

          (e) The Representatives shall have received from Swidler Berlin Shereff Friedman, LLP, counsel for the Underwriters, their opinion or opinions dated the Closing Dates with respect to the incorporation of the Company, the validity of the Stock, the Registration Statement and the Prospectus and such other related matters as it may reasonably request, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Swidler Berlin Shereff Friedman, LLP may rely as to all matters governed other than by the laws of New York or federal laws on the opinion of counsel referred to in paragraph (d) of this
     Section 10.

          (f) The Representatives shall have received a certificate, dated the Closing Dates, of the chief executive officer or the president, and the chief financial officer of the Company to the effect that:

               (i) No stop order suspending the effectiveness of the Registration Statement has been issued, and, to the best of the knowledge of the signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act;

               (ii) Neither any Pre-effective Prospectus, as of its date, nor the Registration Statement nor the Prospectus, nor any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Pre-effective Prospectus and the Prospectus), as of the time when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein;

               (iii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as set forth or contemplated in the Prospectus, neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its Subsidiaries, or any change in the capital stock, short-term or long-term debt of the Company and any of its Subsidiaries;

               (iv) The representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Dates, and the Company has complied with all the agreements and performed or satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Dates; and

               (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, (i) there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its Subsidiaries considered as a whole; (ii) the business and operations conducted by the Company and its Subsidiaries have not sustained a loss by strike, fire, flood, accident or other calamity (whether or not insured) of such a character as to interfere materially with the conduct of the business and operations of the Company and its Subsidiaries considered as a whole; (iii) no legal or governmental action, suit or proceeding is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which is material to the Company and its Subsidiaries considered as a whole, whether or not arising from transactions in the ordinary course of business, or which may materially and adversely affect the transactions contemplated by this Agreement; (iv) since such dates and except as so disclosed, the Company has not incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock (except pursuant to its Option Plans), made any material change in its short-term or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and (v) the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the Closing Dates.

          (g) The Representatives shall have received a certificate, dated the Closing Dates, of each of the Selling Shareholders to the effect that the representations and warranties of each such Selling Shareholder in this Agreement are true and correct as of the Closing Dates, and that each such Selling Shareholder has complied with all the agreements and performed or satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Dates.

          (h) The Company shall have furnished to the Representatives such additional certificates as the Representatives may have reasonably requested as to the accuracy, at and as of the Closing Dates, of the representations and warranties made herein by it and as to compliance at and as of the Closing Dates by it with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Dates, and as to satisfaction of the other conditions to the obligations of the Underwriters hereunder.

          (i) Ladenburg shall have received the written agreements of the officers and directors of the Company and the holders of securities of the Company listed on Schedule B, and listed on Schedule C, that each will not directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of , any shares of Common Stock of the Company or issue any securities convertible or exercisable or exchangeable (except pursuant to the terms of the Company's Options Plans) for Common Stock, or enter into any swap or the agreement to do any of the foregoing, through March 8, 1999. These "lock-up" restrictions will not apply to the estate of any person described above in the event such person dies during the "lock-up" period, will not prohibit gifts to donees who agree in writing to be bound by the same restrictions, or that are qualified organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and will not prohibit any person from exercising options (but would prohibit the sale during the "lock-up" period of shares of Common Stock purchased upon the exercise of such options).

          (j) The Stock shall be listed on the Nasdaq National Market.

          (k) All opinions, certificates, letters and other documents will be in compliance with the provisions hereunder only if they are satisfactory in form and substance to the Representatives. The Company and the Selling Shareholders will furnish to the Representatives conformed copies of such opinions, certificates, letters and other documents as the Representatives shall reasonably request. If any of the conditions hereinabove provided for in this Section 10 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Dates, but Ladenburg shall be entitled to waive any of such conditions.

          (l) Ladenburg shall have received such additional opinions of counsel as shall be reasonably satisfactory to Ladenburg in its sole discretion.

     11. Effective Date. This Agreement shall become effective immediately as to Sections 7, 8, 9, 11, 12, 13, 15, 16, 17, 18, 19, 20 and 21 and, as to all other provisions, at 11:00 A.M. New York City time on the first full business day following the effectiveness of the Registration Statement or at such earlier time after the Registration Statement becomes effective as the Representatives may determine on and by notice to the Company or by release of any of the Stock for sale to the public. For the purposes of this Section 11, the Stock shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Stock or upon the release by you of telegrams (i) advising Underwriters that the shares of Stock are released for public offering or (ii) offering the Stock for sale to securities dealers, whichever may occur first.

     12. Termination. This Agreement (except for the provisions of Section 7) may be terminated by the Company at any time before it becomes effective in accordance with Section 11 by notice to the Representatives and may be terminated by the Representatives at any time before it becomes effective in accordance with Section 11 by notice to the Company. In the event of any termination of this Agreement under this or any other provision of this Agreement, there shall be no liability of any party to this Agreement to any other party, other than as provided in Sections 7, 8 and 13 and other than as provided in Section 14 as to the liability of defaulting Underwriters.

     This Agreement may be terminated after it becomes effective by the Representatives by notice to the Company (i) if at or prior to any First Closing Date trading in securities on any of the New York Stock Exchange, American Stock Exchange or Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established and are then currently in effect on any such exchange or market, or a banking moratorium shall have been declared by New York or United States authorities; (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) if at or prior to any Closing Date there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power or of any other insurrection or armed conflict involving the United States or (B) any change in financial markets or any calamity or crisis which, in the reasonable judgment of the Representatives, makes it impractical or inadvisable to offer or sell the Firm Stock on the terms contemplated by the Prospectus;
(iv) if there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its Subsidiaries or the transactions contemplated by this Agreement which, in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to offer or deliver the Firm Stock on the terms contemplated by the Prospectus; (v) if there shall be any litigation or proceeding, pending or threatened, which, in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to offer or deliver the Firm Stock on the terms contemplated by the Prospectus; or (vi) if there shall have occurred any of the events specified in the immediately preceding clauses (i) - (v) together with any other such event that makes it, in the reasonable judgment of the Representatives, impractical or inadvisable to offer or deliver the Firm Stock on the terms contemplated by the Prospectus.

     13. Reimbursement of Underwriters. Notwithstanding any other provisions hereof, if this Agreement shall not become effective by reason of any election of the Company pursuant to the first paragraph of Section 12 or shall be terminated by the Representatives under Section 10 or Section 12, the Company will bear and pay the expenses specified in Section 7 hereof and, in addition to its obligations pursuant to Section 8 hereof, the Company will reimburse the reasonable out-of-pocket expenses of the several Underwriters (including reasonable fees and disbursements of counsel for the Underwriters) incurred in connection with this Agreement and the proposed purchase of the Stock, and promptly upon demand the Company will pay such amounts to you as Representatives.

     14. Substitution of Underwriters. If on the First Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder (otherwise than by reason of default on the part of the Company, you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 48 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the shares of Stock which the defaulting Underwriter or Underwriters failed to purchase. If during such 48 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the shares of Stock agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares of Stock which such defaulting Underwriter or Underwriters agreed but failed to purchase, or (b) if the aggregate number of shares of Stock with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten, the Company or you, as the Representatives of the Underwriters, will have the right, by written notice given within the next 48-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or the Company.

     If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 14, (i) the Company shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 14 shall be without liability on the part of any non-defaulting Underwriter or the Company, except for expenses to be paid or reimbursed pursuant to Section 7 and except for the provisions of Section 8.

     15. Notices. All communications hereunder shall be in writing and, if sent to the Underwriters shall be mailed, delivered or telegraphed and confirmed to you, as their Representatives c/o Ladenburg Thalmann & Co. Inc. at 590 Madison Avenue, New York, New York 10022, attention: Mr. Michael Bauer, except that notices given to an Underwriter pursuant to Section 8 hereof shall be sent to such Underwriter at the address furnished by the Representatives or, if sent to the Company, shall be mailed, delivered or telegraphed and confirmed c/o Wilsons the Leather Experts Inc., 7401 Boone Avenue North, Brooklyn Park, Minnesota 44528, Attention: Mr. David L. Rogers.

     16. Successors. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company, the Selling Shareholders and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter or Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the indemnities of the several Underwriters shall also be for the benefit of each director of the Company, each of its officers who has signed the Registration Statement and the person or persons, if any, who control the Company or the Selling Shareholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

     17. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the choice of law principles thereof.

     18. Authority of the Representatives. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by you, as Representatives, or individually as a Representative, will be binding on all the Underwriters.

     19. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     20. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

     In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

     21. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                     Very truly yours,

                                     WILSONS THE LEATHER EXPERTS INC.

                                     By:
                                         ---------------------------------------
                                          Name:  Joel N. Waller
                                          Title: Chairman of the Board and Chief
                                                 Executive Officer

                                     SELLING SHAREHOLDERS

                                     By:
                                         ---------------------------------------
                                          Name:
                                          Title:

Accepted and delivered in New York, New York as of the date first above written.

LADENBURG THALMANN & CO. INC.
McDONALD & COMPANY SECURITIES, INC.
JOHN G. KINNARD AND COMPANY, INCORPORATED

By: Ladenburg Thalmann & Co. Inc.

By:_________________________________
     (Authorized Representative)

     On behalf of each of the Underwriters

                                   SCHEDULE A



              Name                                         Number of
                                                 Firm Stock to be Purchased
         ---------------


Ladenburg Thalmann & Co. Inc.

McDonald & Company Securities, Inc.

John G. Kinnard and Company, Incorporated











        Total.                                             2,000,000
                                                           =========

                                   SCHEDULE B

                  LIST OF OFFICERS, DIRECTORS, AND SHAREHOLDERS
                          SUBJECT TO LOCK UP PROVISION

                                   SCHEDULE C

                          LIST OF SELLING SHAREHOLDERS

                                                                       EXHIBIT I

                            Matters to be covered in
                      opinion of Counsel to the Company(1)
                      ------------------------------------

         1. The Company is validly existing as a corporation in good standing under the laws of the State of Minnesota; each of its Subsidiaries is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

         2. The Company has all requisite corporate power and authority necessary to own or hold its properties and to conduct its business as described in the Prospectus; each of the Subsidiaries has all requisite corporate power and authority necessary to own or hold its properties and to conduct their respective businesses as described in the Prospectus;

         3. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions set forth on a Schedule to the opinion; to such counsel' s knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than its Subsidiaries;

         4. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein; have not been issued in violation of or subject to any statutory preemptive right, and, to such counsel's knowledge, have not been issued in violation of or subject to any contractual preemptive right, co-sale right, registration right, right of first refusal or other similar right and, except as set forth in the Registration Statement, to such counsel's knowledge, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company; based solely on a review of stock ledgers and relying upon such ledgers to be complete, true and accurate, all the issued and outstanding shares of capital stock of each of the Subsidiaries are owned of record and beneficially by the Company, free and clear of any security interests, liens, encumbrances, equities or other claims and there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any of the Subsidiaries;

         5. The Stock has been duly and validly authorized by the Company for issuance, and the Company has full corporate power and authority to issue, sell and deliver the Stock, and, when the Stock is issued and delivered against payment therefor in accordance with the terms hereof, they will be fully paid and nonassessable, and will not have been issued in violation of or subject to any statutory preemptive right, or to such counsel's knowledge, any contractual preemptive right, co-sale right, registration right, right of first refusal or other similar right; and there are no restrictions upon the voting or transfer of, any of the Stock pursuant to the Articles of Incorporation (as hereinafter defined) or Restated By-laws, or pursuant to any agreement or other instrument of the

------------------
         (1) Capitalized terms used herein but not defined shall have the meanings given such terms in the Underwriting Agreement.

Company known to such counsel.

         6. To such counsel's knowledge, there are no legal or governmental proceedings pending against the Company or any of its Subsidiaries or of which any property or assets of the Company or any of its Subsidiaries is the subject which are of a character required to be disclosed in the Registration Statement or the Prospectus by the Securities Act or the Rules and Regulations, other than those described therein; and, to such counsel's knowledge, no such proceedings are threatened by governmental authorities or other third parties.

         7. This Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by you, is a valid and binding agreement of the parties; the Company has full requisite corporate power and authority to enter into this Agreement.

         8. This Agreement, the Power of Attorney and the Custody Agreement have been duly and validly authorized executed and delivered by the Selling Shareholders and are the valid and binding obligation of the parties; the Selling Shareholders have the full power and authority (corporate and other) to enter into this Agreement, the Power of Attorney and the Custody Agreement and to consummate the transaction contemplated hereby and thereby (including to sell and deliver the Stock).

         9. All sales of the Company's capital stock by the Company during the period of time since its inception were at the time of each sale duly registered under the Act or exempt from the registration requirements of the Act.

         10. The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions herein contemplated will not result, with or without due notice or lapse of time or both, in any breach or violation of the charter or By-laws of the Company or any of its Subsidiaries, or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other material agreement or instrument known to such counsel to which the Company or any of its Subsidiaries is a party or by which the their properties are bound, or any applicable statute, rule or regulation known to such counsel or, to the best of such counsel's knowledge, any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their material properties or operations;

         11. To such counsel's knowledge, the Company and its Subsidiaries, are not presently (a) in violation of their charter or By-laws, or (b), to such counsel's knowledge, in breach or default under any lease, contract, indenture, mortgage, deed of trust, instrument, license, permit or any other agreement to which the Company or any of its Subsidiaries is bound or to which any property or assets of the Company or any of its Subsidiaries is the subject, where the consequences of such violation, breach or default would have a Material Adverse Effect;

         12. The execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement, and the consummation of the transactions herein and therein contemplated, will not result (with or without due notice or lapse of time or both) in the creation of any lien or breach or violation of any of the terms and provisions of, or constitute a default under any of the terms or provisions of, or give rise to any right of termination, cancellation or acceleration under any indenture, license, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, any lease, contract, joint venture or other material agreement or instrument to which any such Selling Shareholder is a party or by which it or any of its properties is or may be bound, nor will such action conflict with or violate any law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over any such Selling Shareholder or any of its properties, except, in any such case, where such breach, violation, default, or other conflict would not have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement .

         13. Each Selling Shareholder has good and valid title to the Stock to be sold by such Selling Shareholder hereunder, without notice of any adverse claim, free and clear of all liens, security interest, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever; and, upon delivery of such Stock against payment therefore as provided herein (assuming that such Stock is purchased in good faith without notice of adverse claim) good and valid title to such Stock, free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever, will pass to the several Underwriters.

         14. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company or by each the Selling Shareholders of the transactions contemplated by the Underwriting Agreement (except such as may be required by the NASD or as required by the securities or "Blue Sky" laws of any jurisdiction as to which such counsel need express no opinion), and in the case of the Selling Shareholders, the transactions contemplated by the Power of Attorney and the Custody Agreement, in connection with the purchase and distribution of the Stock by the Underwriters except such as have been obtained or made, specifying the same.

         15. The Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

         16. The Registration Statement and the Prospectus and any amendments or supplements thereto (except for the financial statements and notes thereto and related schedules and other financial information as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

         17. The documents which are incorporated by reference in the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations, and any documents so filed and incorporated by reference subsequent to the effective date of the Registration Statement shall, when they are filed with the Commission, conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the Rules and Regulations.

         18. There are no contracts, agreements or other documents, known to such counsel, required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed therein as required. All descriptions of any such contracts, agreements or documents contained in the Registration Statement are accurate and complete descriptions of such documents in all material respects.

         19. The statements in the Prospectus under the caption "Management Buyout" to the extent they constitute a summary of documents referred to therein or matters of law accurately summarize and fairly present in all material respects the legal and regulatory matters described therein.

         20. Neither the Company nor any of its Subsidiaries is an "investment company," or an entity "controlled" by an "investment company" required to be registered under the 1940 Act, as such terms are defined in the 1940 Act.

         21. To such counsel's knowledge, the Company and each of its Subsidiaries possess all authorizations, approvals, orders, licenses, certificates, franchises and permits of and from, and have made all declarations and filings with, all regulatory or governmental officials, bodies and tribunals ("Permits") to own, lease or operate their respective properties and to conduct their respective businesses described in the Registration Statement and the Prospectus, except where the failure to have obtained or made the same would not have a Material Adverse Effect and to the knowledge of such counsel neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permits.

         22. To such counsel's knowledge, the Company and each of its Subsidiaries is in compliance with, and conducts its business in conformity with, all applicable federal, state, local and foreign laws, rules and regulations of each court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries, except where the failure to be in compliance would not have a Material Adverse Effect.

In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement or any amendment thereto, as of the time it became effective under the Securities Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Securities Act), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) that the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the First Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (except that such counsel need express no view as to financial statements and notes thereto and schedules or other financial or statistical information therein). With respect to such statement, such counsel may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.